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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Under Rule 14a-12

                       American Freightways Corporation
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)


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[The following is a memorandum distributed on December 1, 2000, to American
Freightways Corporation employee shareholders.]

                                  POST 12/01/00
                                TENDER PROCEDURE


To:       All AF Associate Stock Owners

From:     Will Garrison-COO

Subject:  FedEx Tender Procedures

If you are a current AF stockholder, you recently received a packet from FedEx Corporation with an offer to purchase American Freightways shares of common stock you own at $28.13 in cash.

There have been several questions about these documents, so we want to take this opportunity to give you a "snapshot" of what is being asked of you, and your choices. This summary is not intended to replace the formal documents that have been provided to you and you should read those documents carefully and in their entirety. Also, as always, we would encourage each of you to seek your own financial and or tax counseling prior to making your choices. This document, POST or email communication, is in no way a solicitation of action, or to be considered as financial advice.

First of all as a stockholder, or "shareholder", you fall into one of two categories:

     1. Shareholder of record - You are listed as the direct owner of the stock in AF's records. In this case, you will likely have the physical stock certificate document in your possession.

     2. Shareholder in street name - You own the stock, but you hold it through a brokerage or investment firm.

In either case, you own the stock.

In your packet you received an offer to purchase from FedEx, solicitation / recommendation statement from AF and "Blue" - "Green" - & "Yellow" color documents.

If you are not planning to convert your stock to "cash" and want it to roll over into FedEx stock (to be explained below) you do nothing. Don't fill out anything.

However, if you want to tender your stock for $28.13 per share in cash, you should do one of the three things listed below:
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     [ ]  Shareholder of Record = Have "physical" stock certificate in hand or if you have lost your certificate. Read the instructions on the "Blue" form and complete.

     [ ] Shareholder of Record = Your name is directly attached to the ownership, but the certificates are being held by another firm or entity. You should use the "Green" form to "Guarantee" delivery of the shares.

     [ ] Shareholder in street name = You should wait for your brokerage or investment company to send you the "Yellow" form, at which time you can instruct them if you wish to tender any or all of your shares for cash.

Some things to consider if you are selling during this process for "cash":

     [ ]  Price is locked in at $28.13.

     [ ] The FedEx offer is scheduled to expire at 12:00 Midnight on December 21, 2000, unless it is extended as described in the Offer to Purchase. If you do not properly tender before that date you will not receive cash for your AF shares.

     [ ] Just because you tender all of your shares for cash, doesn't mean you will receive all of the payment for such shares in cash. FedEx has only offered to purchase 50.1% of our outstanding shares for cash. Therefore, if more than 50.1% of our outstanding shares are tendered, FedEx will pro rate the cash paid based upon the actual number of shares tendered. The excess AF shares tendered would be exchanged for FedEx stock.

     [ ] FedEx's offer is subject to certain conditions, the most significant of which is that at least 50.1% of AF's outstanding shares be validly tendered before the expiration date.

     [ ] If share(s) have been held for more than one year, the gain you recognize on the sale is subject to federal capital gains tax and state capital gains tax (if applicable to your state).

     [ ] If share(s) have been held for less than one year, the gain will be subject to ordinary income tax (federal , state, and/or local tax as applicable).

     [ ]  There is no brokerage fee.

Some things to consider if you do not tender your stock for "cash":

     [ ] You can sell on the open market before the effective date of the merger. If you do this, you will be trading at the open market price and will be subject to any applicable brokerage or transaction fees.

     [ ] You can keep your AF stock and it will be converted to FedEx stock in the merger, which (assuming the tender offer is completed) we expect to occur in February 2001. In the merger, AF will be merged with a subsidiary of FedEx and as a result will become a wholly owned subsidiary of FedEx.
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What will happen if your AF stock is converted into FedEx stock in the merger?:

     [ ] Each of your shares of AF stock will be converted into shares of FedEx stock having a value of $28.13.

     [ ] The actual number of FedEx shares you will receive will be based on the average price of FedEx stock during a specified period prior to the merger date and has not yet been determined.

     [ ]  There will not be brokerage fees assessed.

     [ ] It is the opinion of legal counsel that if you receive FedEx stock in the merger in exchange for your AF stock you will not recognize gain or loss for tax purposes on the exchange; however, to the extent you receive both cash (in the tender) and stock in the merger, you will recognize gain or loss for tax purposes to the extent of the cash received.

If you are an AF Shareholder, this is a great opportunity for you. If you have additional questions, you can use the following methods:

U.S. Mail: AF - FedEx Stock Question - P.O. Box 840 - Harrison, AR. 72602

Truck Mail - John Sherman FedEx - HRO

Telephone: InTouch - 1-800-835-5870 - Provide your question - Your name - Your location - Telephone Number - Street Address

Email: - John.Sherman@af.com
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Additional information will be sent based upon common questions received.

Thanks - Will Garrison



ALL AF STOCKHOLDERS SHOULD READ THE TENDER OFFER STATEMENT CONCERNING THE TENDER OFFER FOR SHARES OF AF COMMON STOCK FILED BY FEDEX CORPORATION WITH THE SEC AND MAILED TO AF STOCKHOLDERS. THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) CONTAIN IMPORTANT INFORMATION THAT AF STOCKHOLDERS SHOULD READ CAREFULLY BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. AF stockholders may obtain the tender offer statement, as well as other filings containing information about FedEx Corporation and AF, without charge, at the SEC's Internet site (http://www.sec.gov). In addition, copies of the tender offer statement and
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other documents filed with the SEC by FedEx Corporation may be obtained for free from FedEx by directing a request to FedEx Corporation, 942 S. Shady Grove Road, Memphis, Tennessee 38120, Attention: Investor Relations, telephone:
(901) 818-7200.
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ALL AF STOCKHOLDERS SHOULD READ THE PROXY STATEMENT/ PROSPECTUS CONCERNING THE
MERGER AND RELATED TRANSACTIONS THAT WILL BE FILED WITH THE SEC AND MAILED TO AF STOCKHOLDERS. THE PROXY STATEMENT/ PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION THAT AF STOCKHOLDERS SHOULD READ CAREFULLY BEFORE MAKING ANY DECISION REGARDING THE MERGER AND RELATED TRANSACTIONS. AF stockholders will be able to obtain the proxy statement/prospectus, as well as other filings containing information about FedEx Corporation and AF without charge, at the SEC's Internet site (http://www.sec.gov). In addition, the proxy statement/prospectus and other
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documents filed with the SEC by AF may be obtained for free from American
Freightways Corporation, 2200 Forward Drive, Harrison, Arkansas 72601,
Attention: Investor Relations, telephone: (870) 741-9000.

AF and FedEx and their officers and directors may be deemed to be participating in the solicitation of proxies from AF's stockholders with respect to the merger and related transactions. Information regarding the officers and directors of FedEx is included in the FedEx Proxy Statement for its 2000 Annual Meeting of Stockholders filed with the SEC on August 14, 2000. Information regarding the officers and directors of AF is included the AF Proxy Statement for its 2000 Annual Meeting of Stockholders filed with the SEC on March 11, 2000. These documents are available free of charge at the SEC's Internet site (http://www.sec.gov) or by contacting FedEx or AF at the addresses set forth
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above.